                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            NATIONAL SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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
   [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 24, 1999

    NOTICE is hereby given that the Annual Meeting of Stockholders of NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), will be held at 10:00 A.M., California time, on September 24, 1999, in the Oak/Fir Ballrooms of the Doubletree Hotel, 2050 Gateway Place, San Jose, California, for the following purposes:

    1.To elect a Board of seven Directors;

    2.To approve the addition of 5,000,000 shares of Common Stock to the Employees Stock Purchase Plan;

    3.To approve the Executive Officer Incentive Plan goals;

    4.To approve an amendment to the Director Stock Option Plan to provide for annual grants of 10,000 shares; and

    5.To transact such other business as may properly come before such meeting or any adjournments thereof.

    The record date for the meeting is the close of business on August 5, 1999 and only the holders of Common Stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ JOHN M. CLARK III

                                          JOHN M. CLARK III
                                          SECRETARY

August 20, 1999

                      PLEASE RETURN YOUR SIGNED PROXY CARD

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

   [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1999

                     SOLICITATION OF PROXY AND REVOCABILITY

    This Proxy Statement is furnished to stockholders of NATIONAL SEMICONDUCTOR CORPORATION (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 1999 Annual Meeting of Stockholders of the Company to be held on September 24, 1999 or any adjournments thereof. Proxies in the form enclosed, which are properly executed by stockholders and returned to management, or voted by telephone or internet and not later revoked, will be voted at such meeting and, where specification is made on the ballot, will be so voted. Proxies received without specification, unless revoked, will be voted for management's proposals. Management also will use authority granted by proxies to vote in their discretion on any proposals presented at the meeting by proponents who have failed to notify the Company by July 27, 1999 that they intend to present a proposal at the meeting.

    Any person giving a proxy in the form accompanying this statement may revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation, by voting by telephone or internet at a later date, or by signing and submitting another proxy card with a later date. It may also be revoked by attending the meeting and voting in person.

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or telegraph. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Rd., Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $7,000 plus out-of-pocket expenses, and Boston EquiServe, L.P., P.O. Box 1628, Boston, Massachusetts 02105-9903 to assist in the counting of proxies for a fee of approximately $5,500 plus out-of-pocket expenses. August 20, 1999 is the approximate date this Proxy Statement and accompanying proxy will be first sent to stockholders of the Company.

                             ELECTION OF DIRECTORS

    It is recommended that the Board of Directors for the ensuing year consist of the seven directors who presently constitute the Board.

    Directors elected at the meeting are elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director.

    The following table indicates the age, principal occupation or employment of each nominee and the year in which each nominee became a director of the Company.

                                                                                                               DIRECTOR
NOMINEE                                      PRINCIPAL OCCUPATION DURING LAST FIVE YEARS           AGE(1)        SINCE
------------------------------------  ---------------------------------------------------------  -----------  -----------
Brian L. Halla......................  Chairman of the Board, President and Chief Executive               52         1996
                                       Officer of the Company(2)

Gary P. Arnold......................  Chairman, President and Chief Executive Officer of                 57         1989
                                       Analogy, Inc.(3)

Robert J. Frankenberg...............  President and Chief Executive Officer of Encanto                   52         1999
                                       Networks, Inc.(4)

E. Floyd Kvamme.....................  Partner, Kleiner Perkins Caufield & Byers, venture                 61         1998
                                       capital firm(5)

Modesto A. Maidique.................  President, Florida International University(6)                     59         1993

Edward R. McCracken.................  Chairman of the Board, the PRASAD project(7)                       55         1995

Donald E. Weeden....................  Chairman of the Board of Weeden Securities Corporation(8)          68         1962

------------------------

(1) Age is at May 30, 1999, the last day of the Company's fiscal year.

(2) Mr. Halla joined the Company in May 1996. Prior to joining the Company, he was Executive Vice President of LSI Logic Products at LSI Logic Corporation and had also held positions at LSI Logic Corporation as Senior Vice President and General Manager, Microprocessor/DSP Products Group and Vice President and General Manager, Microprocessor Products Group. Mr. Halla is a director of Fairchild Semiconductor International, Inc.

(3) Mr. Arnold was Vice President and Chief Financial Officer of Tektronix, Inc. until October, 1992. Mr. Arnold also served as Vice President, Finance and Chief Financial Officer of the Company from 1983 to 1990. Mr. Arnold is a director of Analogy, Inc.

(4) Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc. until August 1996. Mr. Frankenberg is a director of Caere, Inc., Daw Technologies, Electroglas, Inc. and Walldata, Inc.

(5) Mr. Kvamme is a director of Brio Technology, Inc., Harmonic Lightwaves, Inc., Photon Dynamics, Inc. and Power Integrations, Inc. Mr. Kvamme was a Vice President of the Company and President of its former National Advanced Systems Corporation subsidiary until his departure from the Company in December 1982.

(6) Dr. Maidique is a director of Carnival Corporation.

(7) Mr. McCracken was Chairman and Chief Executive Officer of Silicon Graphics, Inc. until January 1998. Mr. McCracken is a director of Minnesota Mining and Manufacturing Company and Tularik, Inc.

(8) Mr. Weeden retired as Managing Partner of Weeden & Co., L.P., security dealers in April 1995. Mr. Weeden is a director of UAS Automation Systems, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    During fiscal year 1999, the Board of Directors held seven meetings. All nominees for director attended more than 75% of the aggregate number of meetings of the Board and committees of the Board on which they served during the year, with the exception of Messrs. Kvamme and Maidique.

    During fiscal 1999, the Audit Committee of the Board met four times. This committee has the responsibility to review and approve the scope of the annual audit, to recommend to the Board the appointment of the independent public accountants, to interview the independent public accountants for review and analysis of the Company's financial staff, systems, and adequacy of controls, and to review any non-audit services of the independent public accountants. Current members of the Audit Committee are Messrs. Arnold, Kvamme and Weeden.

    The Stock Option and Compensation Committee of the Board, which held seven meetings during fiscal 1999, has the responsibility for administering the Company's various stock option plans, reviewing and evaluating the Company's compensation programs and plans, and establishing and administering the compensation policy and executive pay programs for the Company's executive officers, including setting compensation, base salary, bonuses and other incentive awards. This committee also has the responsibility to make recommendations to the Board concerning amendments to the stock option plans and certain other compensation plans and, in certain instances, to make amendments to such plans. The current members of this committee are Messrs. Frankenberg, Maidique, McCracken and Weeden.

    The Director Affairs Committee of the Board, which held three meetings during fiscal 1999, has the responsibility to make recommendations to the Board on nominees to be designated by the Board for election as directors, and to review and make recommendations to the Board concerning corporate governance policies and procedures. The current members of this committee are Messrs. Arnold, Frankenberg, Kvamme and Maidique. Any stockholder who wishes to recommend a prospective nominee for the Board for the Director Affairs Committee's consideration may write: Brian L. Halla, Chairman, President and CEO, National Semiconductor Corporation, 1090 Kifer Road, M/S 16-100, Sunnyvale, California 94086-3737.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the current members of the Stock Option and Compensation Committee are Messrs. Frankenberg, Maidique, McCracken and Weeden. The members of the Stock Option and Compensation Committee do not have any compensation committee interlocks or insider participation and there are no other interlocks or insider participation to report.

DIRECTOR COMPENSATION

    During fiscal 1999, each non-employee director received an annual fee of $20,000, $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended. Committee chairmen received an additional annual chairman's fee of $5,000. In addition, each director was reimbursed for expenses incurred in connection with these meetings.

    Under the Director Stock Plan, non-employee directors automatically receive 1,000 shares of the Company's Common Stock (i) upon their date of appointment to the Board, and (ii) on the date of each subsequent reelection to the Board by the stockholders. Non-employee directors may also elect to take their fees for Board membership and committee chairmanship in Company stock. During fiscal 1999, a total of 12,880 shares of Company Common Stock were issued under the Director Stock Plan. Under the Director Stock Option Plan, non-employee directors were automatically granted an option for 10,000 shares upon approval of the Director Stock Option Plan in September 1997. Each new non-employee director is also granted an option for 10,000 shares upon initial appointment to the Board. At each subsequent election by stockholders, non-employee directors are granted an option for 5,000 shares. During fiscal 1999, a total of 35,000 options was granted to non-employee directors at prices ranging from $9.4375 to $9.687.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended May 30, 1999 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders, with the exception of: late filings by Dr. Maidique, a director of the Company, of a Form 4 reporting the acquisition of Common Stock of the Company for his own account and the acquisition and disposition of Common Stock of the Company by a limited partnership of which he is a partner; a late filing by Mr. Aggarwal, an executive officer of the Company, of a Form 4 reporting the acquisition of Common Stock of the Company; and a late filing by Mr. Sanquini, an executive officer of the Company, of a Form 4 reporting the disposition of Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES. IN ORDER TO BE ELECTED, A NOMINEE FOR DIRECTOR MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock (its only class of equity securities outstanding) as of June 27, 1999 by each director and nominee, the individuals named in the Summary Compensation Table, and all directors and executive officers as a group:

COMMON STOCK

                                                                        AMOUNT AND NATURE OF  PERCENT OF
NAME OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP     CLASS
----------------------------------------------------------------------  --------------------  -----------
Brian L. Halla........................................................      1,323,975(1)           *
Gary P. Arnold........................................................         20,000(2)           *
Robert J. Frankenberg.................................................         11,000(3)           *
E. Floyd Kvamme.......................................................         72,193(4)           *
Modesto A. Maidique...................................................         26,000(5)           *
Edward R. McCracken...................................................         39,873(6)           *
Donald E. Weeden......................................................         28,892(7)           *
Kamal K. Aggarwal.....................................................        150,870(8)           *
Jean-Louis Bories.....................................................         83,505(9)           *
Patrick J. Brockett...................................................        177,613(10)          *
Donald Macleod........................................................        272,308(11)          *
All directors and executive officers as a group.......................      3,266,772(12)          1.93%

------------------------

   * Less than 1 percent

 (1) Includes 50,000 shares of restricted stock held by Mr. Halla and 1,200,000 shares which Mr. Halla has the right to acquire within 60 days through the exercise of stock options.

 (2) Includes 15,000 shares which Mr. Arnold has the right to acquire within 60 days through the exercise of stock options.

 (3) Includes 10,000 shares which Mr. Frankenberg has the right to acquire within 60 days through the exercise of stock options.

 (4) Includes 15,000 shares which Mr. Kvamme has the right to acquire within 60 days through the exercise of stock options.

 (5) Includes 15,000 shares which Dr. Maidique has the right to acquire within 60 days through the exercise of stock options.

 (6) Includes 15,000 shares which Mr. McCracken has the right to acquire within 60 days through the exercise of stock options.

 (7) Includes 5,000 shares held by a trust of which Mr. Weeden is a beneficiary and 15,000 shares which Mr. Weeden has the right to acquire within 60 days through the exercise of stock options.

 (8) Includes 103 shares held by a trust of which Mr. Aggarwal is a beneficiary and 137,500 shares which Mr. Aggarwal has the right to acquire within 60 days through the exercise of stock options.

 (9) Includes 57 shares owned by a trust of which Mr. Bories is a beneficiary and 81,250 shares which Mr. Bories has the right to acquire within 60 days through the exercise of stock options.

 (10) Includes 363 shares owned by a trust of which Mr. Brockett is a beneficiary and 177,250 shares which Mr. Brockett has the right to acquire within 60 days through the exercise of stock options.

 (11) Includes 993 shares owned by a trust of which Mr. Macleod is a beneficiary and 247,050 shares which Mr. Macleod has the right to acquire within 60 days through the exercise of stock options.

 (12) Includes 434 shares owned by spouses, 4,206 shares owned by minor children, 11,482 shares owned by trusts of which the officer and/or director is a beneficiary and 2,695,916 shares which can be acquired within 60 days through the exercise of stock options.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 1999 (collectively hereinafter referred to as the named executive officers) for the last three fiscal years ended May 25, 1997, May 31, 1998 and May 30, 1999:

                         SUMMARY COMPENSATION TABLE(1)

                                                                                    LONG-TERM COMPENSATION
                                                                                 -----------------------------
                                                                                       AWARDS         PAYOUTS
                                                        ANNUAL COMPENSATION      ------------------  ---------
                                                     --------------------------      SECURITIES        LTIP       ALL OTHER
                NAME AND                              SALARY         BONUS       UNDERLYING OPTIONS   PAYOUTS   COMPENSATION
           PRINCIPAL POSITION               YEAR        ($)         ($)(2)             (#)(3)         ($)(4)       ($)(5)
----------------------------------------  ---------  ---------  ---------------  ------------------  ---------  -------------
Brian L. Halla..........................       1999  $ 753,257  $    300,000            500,000                   $  19,083
  Chairman, President and CEO(6)               1998    698,880       175,000            250,000                      15,735
                                               1997    632,500     1,000,000            500,000                      25,858

Kamal K. Aggarwal.......................       1999    370,241       123,500            300,000                      10,758
  Executive Vice President,                    1998    316,158       104,000             75,000                       7,607
  Central Technology and                       1997    159,225       290,000(8)         100,000                       9,434
  Manufacturing Group(7)

Jean-Louis Bories.......................       1999    348,165       135,850            350,000                       8,054
  Executive Vice President and General         1998    175,268       257,600(10)        125,000                       3,672
  Manager, Cyrix and Information               1997
  Appliance Group(9)

Patrick J. Brockett.....................       1999    356,069       117,000            250,000         38,953       18,603
  Executive Vice President                     1998    340,615        87,300             50,000                      16,351
  and General Manager, Analog Group            1997    322,289       255,000            100,000                      23,272

Donald Macleod..........................       1999    373,996       123,500            250,000         38,953       18,583
  Executive Vice President, Finance            1998    341,149       112,100             75,000                      16,309
  and Chief Financial Officer                  1997    316,440       370,000            100,000                      22,708

------------------------

 (1) As to the columns omitted, the answer is none.

 (2) Bonuses paid under the Company's Executive Officer Incentive Plan or the Key Employee Incentive Plan, except as noted.

 (3) Options granted under the Stock Option Plan. Excludes options and purchase rights granted under the Employees Stock Purchase Plan.

 (4) LTIP Payouts were made under the Performance Award Plan. Messrs. Halla, Aggarwal and Bories were not participants in the Performance Award Plan cycle that paid out during fiscal 1999 and there was no payout at the end of either fiscal 1997 or 1998. Awards were paid in cash. The Company has ceased to grant target awards, which are expressed in Performance Award Plan units, under the Performance Award Plan.

 (5) Consists of the following:

     (a) contributions and allocations to the Company's defined contribution retirement plans:

                            MR. HALLA   MR. AGGARWAL  MR. BORIES   MR. BROCKETT  MR. MACLEOD
                           -----------  ------------  -----------  ------------  ------------
1999.....................   $  18,275    $   10,345    $   7,678    $   12,060    $   12,011
1998.....................      14,986         7,263        3,451        10,397        10,328
1997.....................      25,164         9,247                     17,567        16,976

     (b) value of life insurance premiums paid by the Company for term life insurance:

                            MR. HALLA    MR. AGGARWAL     MR. BORIES    MR. BROCKETT    MR. MACLEOD
                           -----------  ---------------  -------------  -------------  -------------
1999.....................   $     808      $     413       $     376      $   6,543      $   6,572
1998.....................         749            344             221          5,954          5,981
1997.....................         694            187                          5,706          5,732

 (6) Mr. Halla joined the Company in May 1996.

 (7) Mr. Aggarwal joined the Company in November 1996 during the 1997 fiscal year.

 (8) Includes amounts paid as sign-on bonus.

 (9) Mr. Bories joined the Company in October 1997 during the 1998 fiscal year.

 (10) Includes amounts paid as sign-on bonus.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options in fiscal 1999 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                               SHARES
                                             UNDERLYING     % OF TOTAL
                                               OPTIONS    OPTIONS GRANTED  EXERCISE OR                GRANT DATE
                                               GRANTED    TO EMPLOYEES IN  BASE PRICE   EXPIRATION   PRESENT VALUE
NAME                                           (#)(1)     FISCAL YEAR(2)    ($/SH)(3)      DATE         ($)(4)
-------------------------------------------  -----------  ---------------  -----------  -----------  -------------
Brian L. Halla.............................     300,000           1.15      $  13.000      7-28-08    $ 2,347,800
                                                200,000            .76         12.750      4-29-09      1,535,100

Kamal K. Aggarwal..........................     200,000            .76         13.000      7-28-08      1,565,200
                                                100,000            .38         12.750      4-29-09        767,550

Jean-Louis Bories..........................     200,000            .76         13.000      7-28-08      1,565,200
                                                 50,000            .19         15.062      1-21-09        453,366
                                                100,000            .38         12.750      4-29-09        767,550

Patrick J. Brockett........................     150,000            .57         13.000      7-28-08      1,173,900
                                                100,000            .38         12.750      4-29-09        767,550

Donald Macleod.............................     150,000            .57         13.000      7-28-08      1,173,900
                                                100,000            .38         12.750      4-29-09        767,550

------------------------

(1) Options granted under the Stock Option Plan during fiscal 1999. Options are granted at fair market value at date of grant and are exercisable over the optionee's period of service with the Company, measured from the grant date, from one to four years after the date of grant. Each option has a maximum term of ten years and one day, subject to earlier termination in the event of the optionee's termination of employment with the Company.

(2) A total of 26,184,546 options were granted to employees, including executive officers, during fiscal 1999.

(3) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or in a combination of cash and stock. The Stock Option and Compensation Committee (the "Committee") permits payment of all or part of required withholding taxes due upon exercise of the option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions: risk free rate of return of 5.9%, no dividend yield, time of exercise of ten years, discount for vesting restrictions of 3% per year, and annualized volatility of 44.2% (based on historical stock prices for five years preceding the grant date).

OPTION EXERCISES

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES(1)

                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                         UNEXERCISED       VALUE OF UNEXERCISED
                                                                         OPTIONS AT        IN-THE-MONEY OPTIONS
                                                                         FY-END (#)          AT FY-END ($)(3)
                                                           VALUE     -------------------  ----------------------
                                        SHARES ACQUIRED   REALIZED      EXERCISABLE/           EXERCISABLE/
NAME                                    ON EXERCISE (#)    ($)(2)       UNEXERCISABLE         UNEXERCISABLE
--------------------------------------  ---------------  ----------  -------------------  ----------------------
Brian L. Halla........................             0     $        0    1,062,500/687,500  $  3,125,000/3,237,500
Kamal K. Aggarwal.....................             0              0       68,750/406,250        43,750/1,981,250
Jean-Louis Bories.....................             0              0       31,250/443,750             0/2,153,150
Patrick J. Brockett...................             0              0      102,250/344,250       244,125/1,812,500
Donald Macleod........................             0              0      165,800/359,500     1,165,500/1,812,500

------------------------

(1) Excludes any shares that can be acquired under the Company's Employees Stock Purchase Plan.

(2) Market value of the underlying shares based on the opening price of the Company's Common Stock on the date of exercise less the exercise price.

(3) Represents the difference between $19.375, the market price of the Company's Common Stock at fiscal year end, and the exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL
  ARRANGEMENTS

    During fiscal 1998, the Company entered into change of control employment agreements with each member of the Company's executive staff, including the named executive officers. The agreements provide for continued employment of the officer for a period of three years in the event of a change of control in the Company. If, during the three year period, the officer's employment is terminated for reasons other than cause, death or disability or the officer terminates employment for good reason, (cause, disability and good reason all as defined in the agreement), the officer is to receive a lump sum cash payment consisting of (i) the officer's base salary through the date of termination;
(ii) a proportionate bonus based on the higher of the officer's most recent annual bonus or the bonus for the prior fiscal year (the "Highest Annual Bonus"); (iii) the product of 2.99 times the sum of the officer's base salary and the "Highest Annual Bonus"; and (iv) any unpaid deferred compensation and vacation pay. In addition, the officer is entitled to continued health and welfare benefits for three years after termination and to receive a lump sum payment equal to the actuarial value of service credits for three years under the Company's pension and retirement plans then in effect. Subject to certain limitations, the officer is also entitled to receive a gross-up amount to compensate the officer for any Internal Revenue Code golden parachute excise taxes.

    In instances where employment of executive officers is terminated other than in change of control situations, executive officers are entitled to receive the same benefits as any other terminating employee, including payment of accrued vacation. Executive officers whose employment is terminated by the Company by reason of reduction-in-force have received under Company practice salary and benefits for six months to one year after the date of termination. In addition, the Company has a program to provide medical and dental coverage for certain retired directors and certain other retired officers at the vice president or higher level appointed by the Board, with the amounts paid by the Company for coverage treated as income to the recipient.

    The Board has adopted a retirement policy for members of the Board of Directors providing for the payment of the annual director's fee (currently $20,000 per year) for a period of one half of the number of years the director served on the Board, with such payments limited to a maximum of twelve years. The retirement policy was terminated in fiscal 1998 for all current directors who have served for less than six years and all future directors. The Company also has entered into a ten year consulting agreement with Peter J. Sprague, who retired from the Board of Directors and his position as Chairman of the Board in 1995 after thirty years of service, providing for the payment of $250,000 per year.

               STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY

    The philosophy of the Company's programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's senior managers with those of its stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The package is designed to align individual compensation with the short-term and long-term performance of the Company and is based on the following principles:

    Pay for achievement of business and strategic objectives, measured based upon both the Company's financial and operating performances and individual strategic, management and development goals.

    Pay competitively, with compensation set at levels that will attract and retain key employees. The Company regularly reviews compensation surveys of companies in the electronics industry and sets compensation levels based on the results of those reviews.

    Align compensation with expectations of customers and stockholders through equity.

    The compensation package for each of the officers identified in the proxy statement as well as other officers who are members of the Company's executive staff consists of four elements: (1) base salary, (2) performance-based bonus,
(3) stock options, and (4) various other benefits. More specific information on each of these elements follows:

BASE SALARY

    It is the Committee's objective to fix base salaries at levels that are competitive (what is perceived to be the middle of the range) with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including those companies making up the semiconductor manufacturers in the peer group line of the stock performance graph. The Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, as the Company competes with a large number of companies in the electronics industry, including semiconductor manufacturers, for executive talent. Salaries are reviewed annually and in connection with promotions. Mr. Halla, Chairman, President and CEO, reviews members of the executive staff on an annual basis at the same time all other employees are reviewed and makes recommendations to the Committee on salary, including salary increases, based on his judgment of the officer's performance. The Committee reviews independently these recommendations and approves, with any modifications it deems appropriate, the annual salary, including salary increases, for the executive staff. In addition to job performance, industry, peer group and national survey results are also considered in making salary determinations to maintain parity of the Company's pay practices within the electronics industry.

ANNUAL INCENTIVE COMPENSATION

    The Company maintains an incentive program that provides an opportunity for officers and key employees to earn an incentive based upon the performance of both the Company and the individual. The incentive for executive officers is awarded under the Executive Officer Incentive Plan ("EOIP"). The incentive potential is stated as a percentage of the officer's base salary and varies by position. It is calculated at the end of the fiscal year based on financial and other performance goals based on business criteria specified in the EOIP. The financial goals set for the 1999 fiscal year were based on profit before tax, subject to minimum year-end cash balance requirements, and all EOIP participants had the same financial goals, which accounted for 50% of the goal weighting. Other goals and weightings for each participant varied, depending on the participant's position and areas of responsibility. For example, business group managers were given goals relating to the reduction of time in introducing new products and manufacturing managers were given goals relating to quality and cycle time. At the end of the fiscal year, the Committee reviewed the performance of each officer against the goals, and the results of this review process were used to determine the total EOIP performance score for each officer. The EOIP awards for fiscal 1999 appear as "Bonus" in the Summary Compensation Table.

STOCK OPTIONS

    The Committee believes that stock options serve to directly link the amounts earned by the executive officers with the amount of appreciation realized by the Company's stockholders and serve as a critical retention incentive. Stock options have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries. The Company's option programs are structured to encourage key employees to continue in the employ of the Company and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option award, the Committee considers the individual's past performance and potential, the position held by the individual and the individual's annual base salary compensation.

    The Committee considers option grants for officers and other employees annually, as well as in connection with promotions. The Committee has been following the practice of making annual grants to employees once each fiscal year, with other grants made during the year, primarily for new hires and promotions. Option grants to executive staff members are made under the Stock Option Plan, as amended, at the fair market price on date of grant and expire up to ten years and one day after the date of the grant. Vesting on most options occurs ratably over a four period.

OTHER BENEFITS

    Executive staff members participate in the employee stock purchase plan on terms consistent with other participants, and various medical, dental, life, disability and benefit programs that are generally made available to all salaried employees. The officers are also eligible to receive reimbursement for certain expenses connected with financial counseling and certain officers receive individually owned life insurance policies (for which the officer pays a portion of the cost). The officers of the Company also have the opportunity to participate in the Company's Retirement and Savings Program, which has profit sharing and 401(k) components and excess benefit programs entitling them to receive larger allocations and make larger contributions under the Program than are permitted by the Internal Revenue Code.

PERFORMANCE AWARD PLAN

    For a period of time, the Company paid long-term incentives under the Performance Award Plan ("Performance Plan"). The Performance Plan provided for the award of stock and/or cash based on performance units assigned to participants at the start of Performance Plan cycles running from three to five fiscal years and the achievement of performance goals during that cycle. Target Awards, expressed in a number of performance units, were assigned in fiscal years 1993 through 1996, but the Committee stopped assigning target awards after that. The primary purpose of this change was to bring compensation of the Company's executive staff members in line with the compensation of other senior management and key employees, who did not participate in the Performance Plan. In addition, the Committee felt that the Performance Plan was not as effective as stock options in linking executive remuneration to the performance of the stock and stockholder interests.

    During fiscal 1999, the Committee determined to make a payout on the last two cycles of the Performance Plan even though triggering performance goals, based on cumulative average growth rate and average normalized return on equity, had not been met. Final amounts paid to certain officers who had been participating in the Performance Plan are shown in the "LTIP Payouts" column of the Summary Compensation Table. Payments were made in cash. The Committee decided to make the payouts and terminate the Performance Plan because the Performance Plan was no longer being utilized as an essential feature of the compensation package.

CEO COMPENSATION

    Brian L. Halla has served as Chairman, President and CEO of the Company since May 1996. The Committee adheres to the same general compensation principles described above to determine Mr. Halla's compensation. Mr. Halla's base salary was set at $700,000 for fiscal 1998, and for fiscal 1999, his base salary was increased by approximately 7% to $750,000. The salary adjustment reflects the Committee's assessment of Mr. Halla's performance and the results of competitive compensation surveys for persons with comparable experience in positions at semiconductor and electronics companies. For purposes of this review, the Committee considers the same surveys as are used for all executive staff members as described above.

    For 1999, Mr. Halla's target incentive percentage was 100% of his base salary. Mr. Halla was awarded an incentive for fiscal 1999 which was paid at approximately 40% of his base salary and is shown in the Summary Compensation Table, and reflects the Committee's assessment of Mr. Halla's performance on the financial as well as strategic and management goals, which were a composite of the goals set for all members of the executive staff.

    Mr. Halla was granted stock options to purchase 300,000 shares in July 1998 and 200,000 shares in April 1999. The grants were made at the time of the annual grants for all other employees. In fiscal 1999, the Company made two "annual" grants where in past years it had only made one because it decided to change the time of the annual grant from early in the fiscal year (usually June-July) to the end of the fiscal year (April-May). The Committee considers the same factors as described above for all officers when determining the size of any option award for Mr. Halla.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION FOR FEDERAL INCOME TAX
  PURPOSES

    The Internal Revenue Code (the "Code") precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The EOIP, Performance Plan and Stock Option Plan are designed to qualify as performance-based plans within the meaning of the Code so as to preserve deductibility by the Company of compensation paid under these plans.

                         Edward R. McCracken--Chairman

    Robert J. Frankenberg        Modesto A. Maidique        Donald E. Weeden

                 AMENDMENT OF THE EMPLOYEES STOCK PURCHASE PLAN

    For many years, the Company has provided a stock purchase plan to its U.S. employees to encourage a proprietary interest in the Company by eligible employees and to provide an incentive for them to exert maximum efforts for the success of the Company. The Company's Board of Directors, subject to stockholder approval, has amended the Employees Stock Purchase Plan ("Purchase Plan") to increase the number of shares authorized for the Purchase Plan from 19,950,000 to 24,950,000. Stockholders are being asked to approve the amendment authorizing the increase in shares for the Purchase Plan.

    The principal features of the Purchase Plan are outlined below.

DESCRIPTION OF THE PURCHASE PLAN

    The Purchase Plan is administered by a committee of the Board of Directors made up of directors who are not eligible to participate in the Purchase Plan and have not been so eligible for at least one year prior to serving on the committee. At present, that committee is the Stock Option and Compensation Committee (the "Committee").

    Employees eligible to participate in the Purchase Plan consist of all persons employed by the Company and any subsidiaries designated by the Committee for participation in the Purchase Plan on the day enrollment forms are due prior to the start of a quarterly purchase period. Historically, this plan has only been offered to employees located in the United States. The Purchase Plan has no restrictions on length of service or number of hours worked that affect eligibility for participation. There are four quarterly purchase periods each calendar year, which coincide with the four quarters of the calendar year ending December 31. In order to be eligible to participate in a quarterly purchase period, the required enrollment and payroll deduction authorization forms must be filed by the specified due date. Participants designate payroll deductions in whole percentages at a rate not to exceed ten percent (10%) of eligible earnings and the rate selected continues in effect from purchase period to purchase period unless the participant elects a different rate by filing the appropriate form by the due date for which the new rate is to become effective. Earnings eligible for payroll deductions include base salary, sales commissions, overtime pay, lead premiums and shift differential pay.

    At the end of the quarterly purchase period, participants receive a report indicating the amount of the participants' payroll deductions during the period, the amount of those deductions applied to the purchase of the $.50 par value common stock of the Company ("Common Stock"), the purchase price per share in effect for the quarterly period and the amount of deductions (if any) carried over to the next period.

    At the end of the quarterly purchase period, the employee's payroll deductions are applied automatically to the purchase of the Common Stock at a price per share which is the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the first and last days of the quarterly purchase period. The fair market value on the relevant day is the opening price of the Common Stock on the New York Stock Exchange on the date in question (or if there has been no trading on that date, then on the first previous day when there is trading.) The number of shares actually purchasable per participant for the quarterly period is the number of whole shares obtained by dividing the amount of payroll deductions by the purchase price in effect for the period. Any amounts remaining are held for the purchase of Common Stock in the next quarterly purchase period. Interest is not credited to the accounts of participants.

    At any time during the quarterly period, a participant may cancel but not reduce the payroll deduction and receive a refund of the amounts deducted from earnings. The participant is not eligible to rejoin during the quarterly period and must re-enroll if the participant wants to resume participation in a subsequent quarterly period. If the participant's employment terminates in the quarterly period, participation terminates and all sums previously collected during the quarterly period are refunded.

    No more than 24,950,000 shares of Common Stock may be issued under the Purchase Plan as it is proposed to be amended. Such shares may be unissued shares, reacquired shares or shares bought on the market. In the event there is any change in the shares of the Company by reason of stock dividend, stock split-ups, recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase rights and the purchase price thereof, are made, but no fractional shares are subject to purchase and, upon any adjustment, each purchase right is adjusted down to the nearest full share.

    No employee is able to purchase stock under the Purchase Plan, if the employee, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is able to purchase Common Stock having a value in excess of $25,000 during any one calendar year.

    Participants do not have the right to assign or transfer their rights to purchase the Common Stock under the Purchase Plan. All amounts held by the Company or a subsidiary in payroll deduction accounts under the Purchase Plan may be used for any corporate purpose of the Company or a subsidiary.

    The Board has authority to amend the Purchase Plan subject to the limitation that no amendment may be made without stockholder approval which will increase the number of shares issuable for purchase under the Purchase Plan, alter the purchase price formula so as to reduce the purchase price, materially increase benefits accruing to participants or materially modify the requirements for eligibility. The Board may at any time suspend or terminate the Purchase Plan, but no such action may adversely affect the participant's rights and obligations with respect to purchase rights at that time outstanding under the Purchase Plan.

TAX CONSEQUENCES OF THE PURCHASE PLAN

    The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code"). Under present law, a participant is not deemed to have received any compensation for Federal income tax purposes at either the start of the quarterly purchase period or the subsequent purchase of Common Stock at the end of the quarterly period.

    Participants recognize taxable income in the year in which there is a disposition of the Common Stock purchased under the Purchase Plan. If the Common Stock is not disposed of until at least two years after the start date of the quarterly purchase period in which the Common Stock was acquired (a "qualifying disposition"), the participant realizes ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the Common Stock on the date of the qualifying disposition exceeds the purchase price or (ii) 15% of the fair market value of the Common Stock on the start date of the quarterly purchase period in which the Common Stock was acquired. The amount of ordinary income is added to the basis in the stock and any additional gain recognized upon the qualifying disposition is a long term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the stock, no ordinary income is recognized and any loss recognized is a long term capital loss.

    If the Common Stock is disposed of at any time within two years from the start date of the quarterly purchase period in which it was acquired, (a "disqualifying disposition"), the participant recognizes ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the Common Stock on the purchase date exceeded the purchase price. The amount of the ordinary income is added to the basis in the stock, and any resulting gain or loss recognized upon the disposition is a capital gain or loss. The capital gain or loss will be long-term if the stock has been held for more than one year.

    If the participant disposes of Common Stock acquired under the Purchase Plan in a disqualifying disposition, the Company will be entitled to a deduction for U.S. Federal income tax purposes in an amount equal to the ordinary income recognized by the participant. The Company is not entitled to any deduction when the stock is disposed of in a qualifying disposition. The deductibility of capital losses realized by participants upon disposition may be limited by the Code. Under the Code as it exists today, the maximum tax rate that would apply upon a subsequent sale by a participant of stock held for the required long term capital gain period is 20%.

SUMMARY OF BENEFITS UNDER THE PURCHASE PLAN

    It is not possible to determine the number of shares of Common Stock that will in the future be purchased under the Purchase Plan by any particular individual. The following table sets forth the number of shares purchased during the last fiscal year under the Purchase Plan:

                                                   NUMBER OF      PURCHASE                           BENEFIT
NAME AND POSITION                                    SHARES       PRICE(1)      MARKET VALUE(2)     VALUE(3)
-------------------------------------------------  ----------  ---------------  ---------------  ---------------
Brian L. Halla...................................       1,914  $     15,352.19  $     37,083.75  $     21,731.56
  Chairman, President and CEO

Kamal K. Aggarwal................................       1,698        15,709.33        32,898.75        17,189.42
  Executive Vice President, Central
  Technology and Manufacturing Group

Jean-Louis Bories................................       1,752        16,224.35        33,945.00        17,720.65
  Executive Vice President and General
  Manager,Cyrix and Information
  Appliance Group

Patrick J. Brockett (4)..........................           0                0                0                0
  Executive Vice President and General
  Manager, Analog Group

Donald Macleod...................................       1,652        15,181.48        32,007.50        16,826.02
  Executive Vice President, Finance and
  Chief Financial Officer

All Executive Officers as a group................      13,621       123,021.25       263,906.88       140,885.63

All other employees, including current officers
 who are not Executive Officers..................   2,477,520    21,728,759.36    48,001,950.00    26,273,190.64

Outside directors are not eligible for participation in the Purchase Plan.

------------------------

(1) Price paid by participant.

(2) Market value at time of purchase.

(3) Market value at time of purchase less purchase price paid.

(4) Mr. Brockett did not participate in the Purchase Plan in fiscal 1999.

    As of May 30, 1999, 3,470 employees were participating in the Purchase Plan, 18,448,713 shares had been issued under the Purchase Plan, and 1,501,287 shares were available for future purchases (not including the 5,000,000 additional shares subject to approval by stockholders). The approximate number of employees in the U.S. eligible to participate in the next quarterly purchase period under the Purchase Plan is 4,748.

    The Board believes the Purchase Plan provides a valuable benefit to the entire employee population in the U.S. as a whole because it offers all employees the opportunity to purchase company stock at a discount that would not normally be available to employees. Additional shares are required to continue to offer this benefit to employees.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT OF THE PURCHASE PLAN. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

             APPROVAL OF THE EXECUTIVE OFFICER INCENTIVE PLAN GOALS

    In 1994, stockholders approved the Executive Officer Incentive Plan ("EOIP") in order to enable the Company to qualify payments made to executive officers under the EOIP as deductible for federal income tax purposes. The Board of Directors is now submitting the EOIP goals to stockholders for approval.

    In 1993, the Internal Revenue Code (the "Code") was amended to add Section 162(m), which placed a limit of $1,000,000 on the amount of compensation that could be deducted by the Company in any tax year for compensation paid to certain of the Company's highest paid executives. However, certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. In order to maximize the amount of incentive compensation paid to executive officers that is deductible under Section 162(m) of the Code, the Company adopted the EOIP. Incentives paid under the EOIP are based on objective criteria ("goals") established prior to or shortly after the beginning of the fiscal year and make executive pay variable dependent on the financial performance of the Company. Under Section 162(m), these goals must receive stockholder approval every five years.

    The principal features of the EOIP are outlined below.

DESCRIPTION OF THE EOIP

    The purpose of the EOIP is to motivate and reward executives for good performance and to allow the Company's compensation expense to vary with the Company's financial performance. Only executive officers of the Company may participate in the EOIP, which is administered by the Stock Option and Compensation Committee ("Committee") of the Board of Directors. The present members of the committee are Messrs. Frankenberg, Maidique, McCracken and Weeden. Prior to or shortly after the beginning of each fiscal year, the Committee determines which executive officers are to participate in the EOIP for the fiscal year, the incentive level assigned to each participant, and the performance goals applicable to the fiscal year.

    Performance goals are based on one or more business criteria specified in the EOIP. These business criteria are: net income, earnings per share, debt reduction, return on investment, return on net assets, operating ratio, quality improvements, market share, profit before tax, size of equity, reduction in product returns, strategic positioning programs, compensation/review program improvements, business/information systems improvements, cash flow, stockholder return, revenue, revenue growth, manufacturing improvements and/or efficiencies, return on equity, cycle time reductions, customer satisfaction improvements, return on research and development investment, customer request date performance, human resource excellence programs and new product releases.

    The Committee establishes the specific performance goals based on the business criteria and assigns weights to the goals. For fiscal 1999, 50% of the performance goals were financial goals based on profit before tax and cash balance requirements. The balance of the performance goals were management and strategic goals focusing on certain areas where improvements were deemed necessary. The Committee has the option to make awards dependent on attainment of one or more different performance goals provided the goals, when established, are stated as alternatives to one another.

    At the end of the fiscal year, the Committee reviews the performance of the participants against the established performance goals. Awards may only be paid after the Committee has certified in writing that the performance goal has been attained. The Committee may reduce but not increase the amount of an award otherwise payable to a participant upon attainment of the performance goals. The maximum award payable under the EOIP to any participant for any fiscal year cannot be greater than $2 million or 200% of the participant's annualized base renumeration at the end of the fiscal year. Awards are paid in cash after the end of the fiscal year and participants have the option to defer payment of all or part of the award until a later date.

    Participants whose employment is terminated by retirement, death or disability during a fiscal year are entitled to receive all or a portion of the award otherwise payable under the EOIP. Participants whose employment is terminated for other reasons during the fiscal year are not entitled to receive an EOIP award for that fiscal year.

SUMMARY OF BENEFITS UNDER THE EOIP

    Amounts paid under the EOIP will vary depending on individual and Company performance. The following table sets forth the amounts paid under the EOIP for the last fiscal year:

NAME AND POSITION                                                                            EOIP AWARD
------------------------------------------------------------------------------------------  ------------
Brian L. Halla............................................................................  $    300,000
  Chairman, President and CEO

Kamal K. Aggarwal.........................................................................       123,500
  Executive Vice President,
  Central Technology and Manufacturing Group

Jean-Louis Bories.........................................................................       135,850
  Executive Vice President and General Manager,
  Cyrix and Information Appliance Group

Patrick J. Brockett.......................................................................       117,000
  Executive Vice President
  and General Manager, Analog Group

Donald Macleod............................................................................       123,500
  Executive Vice President, Finance
  and Chief Financial Officer

All Executive Officers as a Group.........................................................     1,185,762

All other employees, including current officers who are not Executive Officers............             0

FEDERAL TAX ISSUES AND OTHER INFORMATION

    An award under the EOIP constitutes ordinary income taxable to a participant in the year to which the award relates. Subject to the provisions of Section 162(m) of the Code and regulations promulgated thereunder, the Company is generally entitled to a corresponding deduction for the year to which awards under the EOIP relate (or, to the extent deferred, for the year in which paid).
Section 162(m) limits the allowable deduction for compensation paid or accrued with respect to the chief executive officer and the four other most highly compensated officers of a publicly held corporation at the end of each fiscal year to no more than $1,000,000 per year. Under Internal Revenue Service regulations, certain types of compensation are excluded from this deduction limit, including payments subject to the attainment of objective performance goals and satisfaction of disinterested director and stockholder approval requirements.

    Awards under the EOIP meet the performance-based compensation requirement because the awards are paid upon meeting the minimum performance goals based on objective business criteria established by the Committee for each fiscal year. The plan's administration by the Committee, as limited by EOIP provisions governing the Committee's discretion in making awards to participants, meets the second requirement. The submission of the EOIP goals to stockholders for approval and the EOIP provisions (i) limiting maximum awards, and (ii) precluding the Committee from exercising its discretion to increase awards to participants are intended to qualify awards to preserve the Company's federal tax deduction, if and when awards are paid under the EOIP.

    When stockholders approve the EOIP goals, the Company intends to deduct, as performance-based compensation, the amounts of any awards paid under the EOIP to the chief executive officer and the four other most highly compensated officers of the Company, as well as all other executive officers, in determining the Company's federal income tax liability.

    The Board believes that the EOIP effectively motivates the executive officers to perform and exert maximum efforts for the success of the Company and makes a large part of the compensation package dependent on objective business and performance based criteria.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE EXECUTIVE OFFICER INCENTIVE PLAN GOALS. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

                  AMENDMENT OF THE DIRECTOR STOCK OPTION PLAN

    The Company's Board of Directors, subject to stockholder approval, has amended the National Semiconductor Corporation Director Stock Option Plan ("Option Plan") which provides for grants of stock options to non-employee members of the Board of Directors of the Company. For several years, the Company has provided stock options as an incentive to its executives and key employees to promote the growth and profitability of the Company. The Company views stock options as a major means to attract and retain highly qualified executives and key personnel upon whose judgment, skill, and initiative the Company's success is largely dependent. As with stock option plans maintained for employees, the Company believes that the Option Plan promotes the recruiting and retention of highly qualified individuals to serve as directors and also strengthens the commonality of interest between directors and stockholders.

    The proposed amendment provides each eligible director the option to purchase 10,000 shares of Common Stock on the date of their annual election to the Board of Directors by the stockholders. The limit was previously 5,000 shares.

    The principal features of the Plan are outlined below.

DESCRIPTION OF THE OPTION PLAN

    The Option Plan authorizes the grant of options to purchase up to 1,000,000 shares of the Company's $0.50 par value Common Stock to eligible non-employee directors of the Company. The Option Plan was initially adopted by the Company's Board of Directors in June 1997 and was approved by stockholders in September 1997. As detailed more fully below, the Option Plan provides for automatic grants of stock options at certain specified times.

    The Option Plan is administered by the Board. Although the Board's construction and interpretation of the terms and provisions of the Option Plan are final and conclusive, grants of options under the Option Plan and the amount and nature of the awards to be granted are automatic and non-discretionary in accordance with the terms of the Option Plan. The purchase price under each option granted is in no instance less than 100% of the fair market value of the Common Stock on the date of grant. Options are granted only to non-employee directors. Options granted are not transferable except by will or the laws of descent and distribution, and during the lifetime of a person to whom an option is granted, he alone may exercise it.

    Options granted under the Option Plan are non-qualified or non-statutory stock options and not incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the

"Code"). The shares issued upon the exercise of options granted may be previously unissued shares, reacquired shares or shares bought on the market. The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash, or paid in full in Common Stock of the Company valued at fair market value on the date of exercise or a combination of cash and Common Stock.

    The Option Plan, as amended, provides that options are granted automatically to all eligible directors as follows: (i) on the date of adoption of the Option Plan by the Company's stockholders in 1997, each eligible director was granted an option to purchase 10,000 shares of Common Stock; (ii) each person who subsequently becomes an eligible director is granted an option to purchase 10,000 shares of Common Stock on the date of first appointment to the Board; and
(iii) each eligible director is granted an additional option to purchase 10,000 shares of Common Stock on the date of each subsequent election to the Board by the stockholders.

    The term of each option is ten years and one day and an option may not be exercised under any circumstance, including death, unless the director has remained as a director for six months following the option grant date. After the six-month period, options granted under the Option Plan are fully exercisable.

    Each option granted under the Option Plan is evidenced by a stock option agreement between the Company and the director. In the event of any change in the shares of the Company through the declaration of a stock dividend or a stock split-up or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for grant of options, as well as the shares subject to any outstanding option and the exercise price thereof, will be appropriately adjusted.

    Under the Option Plan, a director may, upon termination of his status as a director for any reason other than retirement, permanent disability, or death, exercise an option at any time within three months after termination to the extent such director was entitled to exercise the option at the date of termination, but not after expiration of the option term. In the event of termination of his status as director by retirement or permanent disability, the option may be exercised in accordance with its terms at any time within five years after the termination, but not after expiration of the option term. In the event a director dies while still a director of the Company, the director's legal representative may exercise the option in accordance with its terms and conditions at any time within five years after the director's death, but not after expiration of the option term. If the director dies during the three months following termination for any reason other than retirement or permanent disability, the director's legal representative may exercise the option at any time within a period of one year after the director's death to the extent that the director was entitled to exercise the option at date of death, but not after expiration of the option term.

    The Board may amend, modify or terminate the Option Plan for the purpose of meeting or addressing any changes in legal requirements or any other purpose permitted by law but may not amend provisions of the Option Plan relating to terms of options or the formula for granting of options more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Stockholder approval will be sought for Option Plan amendments if it is determined to be required or advisable under Securities and Exchange Commission or Internal Revenue Service Regulations, applicable stock exchange rules, or other applicable laws or regulations.

TAX CONSEQUENCES OF THE OPTION PLAN

    Options granted under the Option Plan are non-qualified or non-statutory stock options and are not incentive stock options within the meaning of Section 422 of the Code ("non-qualified stock options").

    A director will not be deemed to have received any compensation for Federal income tax purposes upon the grant of a non-qualified stock option but will realize taxable ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price. The basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise of such option. If the director holds such shares for the long term capital gain holding period following the date taxable income is realized as a result of the exercise of the option, any gain realized upon disposition will be taxed to the director as long-term capital gain. If a director exercises a non-qualified stock option and makes payment with shares of the Company's Common Stock, the director will not recognize gain or loss for the number of shares equally exchanged at the time of exercise. However, the additional shares transferred to the director will cause him to realize, at the time of exercise, taxable ordinary income in an amount equal to the fair market value of the additional shares transferred to him less any cash paid by him. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the director upon the exercise of the option. Under the Code as it exists today, the maximum tax rate that would apply upon a subsequent sale by the director of the stock held for the required long term capital gain holding period is 20%.

SUMMARY OF BENEFITS UNDER THE OPTION PLAN

    The Option Plan is only available to directors who are not employees of the Company. If the amendment to the Option Plan had been in effect during fiscal 1999, each of Messrs. Arnold, Kvamme, Maidique, McCracken and Weeden would have received an option for an additional 5,000 shares each in September 1998 with an option exercise price of $9.687. The options would have been fully exercisable in March 1999. Mr. Frankenberg, who was first appointed to the Board in April 1999, received an option for 10,000 shares at that time and would not have received any additional option under the amendment during fiscal 1999.

    The following table sets forth the number of options non-employee directors will receive on September 24, 1999 if the amendment to the Option Plan is approved:

                                                                                               NUMBER OF
                                                                                              OPTIONS(1)
                                                                                              -----------
Gary P. Arnold..............................................................................      10,000
Robert J. Frankenberg.......................................................................      10,000
E. Floyd Kvamme.............................................................................      10,000
Modesto A. Maidique.........................................................................      10,000
Edward R. McCracken.........................................................................      10,000
Donald E. Weeden............................................................................      10,000

------------------------

(1) Exercise price will be the opening price on the New York Stock Exchange on September 24, 1999. Options will vest completely on March 24, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index for the five years ending May, 1999. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index. It also assumes reinvestment of all dividends.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NSC, S&P 500 INDEX AND S&P ELECTRONICS (SEMICONDUCTORS) INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NATIONAL SEMICONDUCTOR CORP.          ELECTRONICS (SEMICNDCTR) - 500       S&P 500 INDEX
1994                                     $100.00                                $100.00           $100.00
1995                                     $129.03                                $157.32           $120.19
1996                                      $83.87                                $150.99           $154.37
1997                                     $145.16                                $282.60           $199.77
1998                                      $83.87                                $255.28           $261.08
1999                                     $100.00                                $404.58           $315.97

------------------------

* $100 invested on 5/29/94 in stock or index, including reinvestment of dividends.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Stock Option and Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

                  OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING

    The Common Stock of the Company is its only class of voting Capital Stock. The Company's Common Stock is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on August 5, 1999. At the close of business on that date, the Company had issued and outstanding 170,674,099 shares of Common Stock, $.50 par value and the closing price of the Company's Common Stock as reported in the Wall Street Journal composite transactions was $22.625.

    The following table sets forth the beneficial ownership of more than 5% of the Company's outstanding Common Stock as of June 27, 1999:

                                                                                AMOUNT AND
                                                                                NATURE OF
                                                                                BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNERSHIP        CLASS
----------------------------------------------------------------------------  --------------  -----------
Dodge & Cox.................................................................    10,877,000(1)       6.43
One Sansome Street, 35th Floor
San Francisco, CA 94104

FMR Corp....................................................................    18,948,022(2)      11.20
82 Devonshire Street
Boston, MA 02109

Sanford C. Bernstein & Co., Inc.............................................    12,305,475(3)       7.28
767 Fifth Avenue
New York, NY 10153

------------------------

(1) Includes 9,965,800 shares of which Dodge & Cox has sole voting power, 117,600 shares of which Dodge & Cox has shared voting power and 10,877,000 shares of which Dodge & Cox has sole dispositive power. The information concerning shares owned is from a Schedule 13-G dated February 10, 1999, filed by Dodge & Cox.

(2) Includes 229,522 shares of which FMR Corp. has sole voting power and 18,948,022 shares of which FMR Corp. has sole dispositive power. The information concerning shares owned is from a Schedule 13-G dated July 10, 1999, filed jointly by FMR Corp. on behalf of: itself; its wholly owned subsidiary Fidelity Management & Research Company; Fidelity Growth Company Fund, an investment company owned by Fidelity Management and Research Company; Edward C. Johnson 3rd, director and owner of 12.0% of the aggregate outstanding voting stock of FMR Corp.; and Abigail Johnson, director and owner of 24.5% of the aggregate outstanding voting stock of FMR Corp.

(3) Includes 6,327,431 shares of which Sanford Bernstein & Co. has sole voting power, 1,541,438 shares of which Sanford Bernstein & Co. has shared voting power and 12,305,475 shares of which Sanford Bernstein & Co. has sole dispositive power. The information concerning shares owned is from a
    Schedule 13-G dated February 5, 1999.

    The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the 1999 Annual Meeting of Stockholders. Each holder of Common Stock is entitled to one vote for each share held. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all nominees. Proxies which withhold authority to vote as to specific directors shall be deemed to cast votes for those directors not so specified. If no vote is marked with respect to any matter, the shares will be voted in accordance with the

Board of Directors' recommendations. Abstentions and broker non-votes are included in the determination of a quorum but neither abstentions nor broker non-votes are counted in determining the number of shares voted on proposals presented to stockholders.

                              INDEPENDENT AUDITORS

    The Board has selected the accounting firm of KPMG LLP ("KPMG") to continue to serve as the Company's independent auditors for the fiscal year ending May 28, 2000. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. A representative of KPMG is expected to attend this meeting and will be available to respond to stockholders' questions or make a statement if he or she desires to do so.

    Audit services provided by KPMG in fiscal 1999 included the examination of the Company's consolidated financial statements for the year ended May 30, 1999, the review of various filings with the Securities and Exchange Commission, and statutory audits of certain foreign subsidiaries.

    The audit services provided to the Company by KPMG were approved by the Audit Committee of the Board prior to being rendered. Other specific services were approved by officers of the Company after a determination that none of such services would affect KPMG's independence as auditors of the Company's financial statements based upon guidelines previously approved by the Audit Committee.

                             STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2000 Annual Meeting of Stockholders of the Company, provided that such proposals are received in writing by the Company no later than April 22, 2000, and provided that such proposals are otherwise in compliance with applicable law and regulations. Management proxies will be voted at the discretion of management if proponents intending to present proposals at the 2000 Annual Meeting fail to so notify the Company by that date.

                                 ANNUAL REPORT

    This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended May 30, 1999. Stockholders are referred to such report for financial and other information about the activities of the Company, but except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, MAIL STOP 10-397, NATIONAL SEMICONDUCTOR CORPORATION, 2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090.

                           INCORPORATION BY REFERENCE

    According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended May 30, 1999.

                           KEEP YOUR ADDRESS CURRENT

    Keep the Company's transfer agent, Boston EquiServe L.P., informed of your current address. Increasing enforcement of escheat laws has forced the Company to turn over to a number of states shares belonging to stockholders for whom mailings have been returned as undeliverable. This occurs even if the Company does not have physical possession of your stock certificate. Boston EquiServe L.P.'s address is P.O. Box 644, Boston, Massachusetts 02102.

                                 OTHER MATTERS

    Management knows of no other matters which will be brought before the meeting. If any such matters are properly brought before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

    Whether or not you plan to attend the meeting, please provide your proxy at the earliest convenience either by telephone, the internet, or by signing, dating and returning the enclosed proxy in the enclosed postpaid envelope.

                                                 [SIGNATURE]

                                          JOHN M. CLARK III
                                          SECRETARY

August 20, 1999

                       NATIONAL SEMICONDUCTOR CORPORATION
                          EMPLOYEES STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH JUNE 24, 1999)


1.       TITLE OF PLAN

         The title of this plan is the National Semiconductor Corporation Employees Stock Purchase Plan, hereinafter referred to as "Plan," and formerly known as the National Semiconductor Corporation 1977 Employees Stock Purchase Plan.

2.       PURPOSE

         The Plan is intended to encourage ownership of Common Stock of the Corporation by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

3.       DEFINITIONS

         As used in this Plan:

         (a) "Base Compensation" means the basic or regular salary, plus all sales commissions, overtime, lead premiums and shift differential income received from the Corporation and/or Subsidiaries.

         (b) "Board" means the Board of Directors of the Corporation.

         (c) "Committee" means the Committee of the Board described under
Section 5(a).

         (d) "Common Stock" means the $.50 par value common stock of the Corporation.

         (e) "Corporation" means National Semiconductor Corporation.

         (f) "Eligible Employee" means any employee eligible to participate in the Plan under the terms of Section 6.

         (g) "Plan Administrator" means the General Counsel of the Corporation or such other person as may be designated by the General Counsel.

         (h) "Participation Period" means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

         (i) "Subsidiary" means any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

4.       STOCK SUBJECT TO THE PLAN

         The total number of shares of Common Stock which may be issued under the Plan is 24,950,000, which may be unissued shares, reacquired shares, or shares bought on the market.

5.       ADMINISTRATION

         (a) The Plan shall be administered by the Committee which shall be appointed by a majority of the whole Board. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor rule and shall initially consist of not less than three members of the Board, all of whom are ineligible for benefits under the Plan and none of whom has been so eligible for at least one year prior to serving on such Committee.

         (b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

              (i) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

              (ii) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased.

6.       ELIGIBILITY AND PARTICIPATION

         The persons eligible to participate in the Plan (Eligible Employees) shall consist of all persons employed by the Corporation and/or a Subsidiary on the day that enrollment forms are due prior to commencement of a Participation Period. Directors of the Corporation who are not full-time or part-time employees of the Corporation and/or a Subsidiary are not eligible to participate in the Plan.

         There will be four (4) quarterly Participation Periods each calendar year, and they will coincide with the four quarters of the calendar year ending December 31. In order to participate in the Plan for a particular Participation Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator no later than the due date prescribed by the Plan
Administrator. The enrollment forms will include a payroll deduction authorization directing the Corporation to make payroll deductions from the participant's Base Compensation, designated in whole percentages, at a rate not to exceed ten percent (10%) of such earnings per pay period, for purposes of acquiring Common Stock under the Plan. The deduction will continue in effect from Participation Period to Participation Period, unless the participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Participation Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the participant's right to purchase Common Stock under this Plan.

         At the close of each Participation Period, each participant in the Plan will receive a report indicating the amount of the participant's contributions to the Plan during such Participation Period, the amount of the contributions applied to the purchase of Common Stock for such Participation Period, the purchase price per share in effect for such Participation Period and the amount of the contributions (if any) carried over to the next Participation Period. Each participant will also receive an annual statement after the end of each calendar year which consolidates such information for the four (4) Participation Periods occurring within that year.

7.       TERMS AND CONDITIONS

         An Eligible Employee who participates in this Plan for a particular Participation Period will have the right to acquire Common Stock upon the terms and conditions summarized below and must enter into an agreement with the Corporation setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Committee may deem advisable.

         (a) PURCHASE PRICE. The purchase price per share will be the LESSER of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the Participation Period commences or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the date the purchase right is exercised.

              The fair market value of a share of Common Stock on any relevant date shall be the opening price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

         (b) NUMBER OF SHARES. The number of shares purchasable per participant per Participation Period will be the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during that Participation Period by the purchase price in effect for such period. Other than the limitations contained in Section 7(k), the Plan does not state a maximum or minimum number of shares that may be purchased by any Eligible Employee.

         (c) PAYROLL DEDUCTIONS. The amounts collected from a participant through payroll deductions will be credited to the participant's individual account maintained on the Corporation's books, but no separate account will actually be established to hold such amounts. Interest will not be paid on the outstanding balance credited to the book account. The amounts collected from each participant may be commingled with the general assets of the Corporation and may be used for any corporate purpose.

         (d) TERMINATION OF PURCHASE RIGHTS. A participant may, through notification to the Plan Administrator by the due date specified by the Plan Administrator prior to the close of the Participation Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The participant will not be eligible to rejoin the Participation Period following the termination of the purchase right and will have to re-enroll in the Plan should such individual wish to resume participation in a subsequent Participation Period.

         (e) TERMINATION OF EMPLOYMENT. If a participant ceases to be an employee for any reason during a Participation Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the participant under the terminated right will be refunded.

         (f) EXERCISE. Each outstanding purchase right will be exercised automatically on the last day of the Participation Period. The exercise of the purchase right is to be effected by applying the amount credited to each participant's account on the exercise date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participation Period. Any amount remaining in the participant's account after such application will be held for the purchase of Common Stock in the next Participation Period.

         (g) PRORATION OF PURCHASE RIGHT. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

         (h) RIGHTS AS STOCKHOLDER. A participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised. No adjustments will be made for any dividends or distributions for which the record date is prior to such exercise date.

         (i) RECEIPT OF STOCK. As soon as practicable after the end of the Participation Period, the participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a captive broker utilized by the Corporation that the participant's account at the captive broker has been credited with the number of purchased shares.

         (j) ASSIGNABILITY. No purchase right granted to a participant will be assignable or transferable and will be exercisable only by the participant.

         (k) LIMITATIONS. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b) (8) of the Code. No participant shall be granted a right to purchase Common Stock under this plan:

              (i) if such participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Corporation, computed in accordance with Section 423(b)(3) of the Code;

              (ii) if under the terms of the Plan the rights of the participant to purchase stock under this and all other qualified employee stock purchase plans of the Corporation would accrue at a rate that exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

         (l) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan or in any purchase right under the Plan shall confer on any participating employee any right to continue in the employ of the Corporation or any of its Subsidiaries or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate his or her employment at any time.

         (m) LIMITS FOR EXECUTIVE OFFICERS. Commencing on the date that the Securities and Exchange Commission determines as the final effective date for registrants to implement conforming amendments to require compliance with new rules issued under Section 16(b) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") relating to employee benefit plans, each participant subject to Section 16 of the Exchange Act ("Executive Officer") who ceases participation in the Plan may not renew participation in the Plan until the next quarterly enrollment period that is at least six (6) months from the date of the Executive Officer's decision to cease participation. Executive officers must satisfy such other limitations as the Committee, in its sole discretion, deems necessary to comply with the rules of the Exchange Act.

8.       ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

         In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase right and purchase price thereof, shall be made, provided that no fractional shares shall be subject to purchase and each purchase right shall be adjusted down to the nearest full share.

9.       AMENDMENT OF THE PLAN

         The Board at any time, and from time to time, may amend the Plan, subject to the limitations, however, that except as provided in Section 8 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval of the shareholders of the Corporation, which will:

         (a) Increase the number of shares issuable under the Plan,

         (b) Alter the purchase price formula so as to reduce the purchase price,

         (c) Otherwise materially increase the benefits accruing to participants under the Plan, or

         (d) Materially modify the requirements for eligibility to participate in the Plan.

         The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan.

10.      TERMINATION OR SUSPENSION OF PLAN

         The Board may at any time suspend or terminate the Plan, but no such action may adversely affect the participant's rights and obligations with respect to purchase rights at the time outstanding under the Plan. No Participation Period may commence while the Plan is suspended or after it is terminated.

                       NATIONAL SEMICONDUCTOR CORPORATION

                        EXECUTIVE OFFICER INCENTIVE PLAN

                       (AS ADOPTED EFFECTIVE MAY 29, 1994)


1.       OBJECTIVES.

The National Semiconductor Corporation Executive Officer Incentive Plan (the "Plan") is designed to retain executives and reward them for making major contributions to the success and profitability of the Company. These objectives are accomplished by making incentive Awards under the Plan and providing participants with a proprietary interest in the growth and performance of the Company.

2.       DEFINITIONS.

         (a) AWARD - The Award to a Plan participant pursuant to terms and conditions of the Plan.

         (b) AWARD AGREEMENT - An agreement between the Company and a participant that sets forth the terms, conditions and limitations applicable to an Award.

         (c) BOARD - The Board of Directors of National Semiconductor
Corporation.

         (d) CODE - The Internal Revenue Code of 1986, as amended from time to time.

         (e) COMMITTEE - The Stock Option and Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with the requirements of Section 162(m) of the Code and any regulations issued thereunder and shall initially consist of not less than three members of the Board.

         (f) COMPANY - National Semiconductor Corporation ("NSC") and any other corporation in which NSC controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

         (g) EXECUTIVE OFFICER - Any officer of the Company subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 ("Exchange Act").

3.       ELIGIBILITY.

Only Executive Officers are eligible for participation in the

Plan.

4.       ADMINISTRATION.

The Plan shall be administered by the Committee which shall have full power and authority to construe, interpret and administer the Plan. Each decision of the Committee shall be final, conclusive and binding upon all persons. Prior to the beginning of each fiscal year, the committee shall: (i) determine which Executive Officers are in positions in which they are likely to make substantial long term contributions to the Company's success and therefore participate in the Plan for the fiscal year; and (ii) to which Award level each participant is assigned.

5.       PERFORMANCE GOALS.

         (a) The Committee shall establish performance goals applicable to a particular fiscal year prior to its start, provided, however, that such goals may be established after the start of the fiscal year but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162 (m).

         (b) Each performance goal applicable to a fiscal year shall identify one or more business criteria that is to be monitored during the fiscal year. Such business criteria include any of the following:

       Net income                                         Cash flow
       Earnings per share                                 Stockholder return
       Debt reduction                                     Revenue
       Return on investment                               Revenue growth
       Return on net assets                               Manufacturing improvements and/or
       Operating ratio                                        efficiencies
       Quality improvements                               Return on equity
       Market share                                       Cycle time reductions
       Profit before tax                                  Customer satisfaction
       Size of equity                                         improvements
       Reduction in product                               Return on research and
          returns                                             development investment
       Reduction in product                               Customer request date
       Strategic positioning                                  performance
          programs                                        Human resource excellence
       Compensation/review                                    programs
          program improvements                            New product releases
       Business/information
          systems improvements

         (c) The Committee shall determine the target level of performance that must be achieved with respect to each criteria that is identified in a performance goal in order for a performance goal to be treated as attained.

         (d) The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criteria, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another.

6.       AWARDS.

         (a) The Committee shall make Awards only in the event the Committee certifies in writing prior to payment of the Award that the performance goal or goals under which the Award is to be paid has or have been attained.

         (b) The maximum Award payable under this Plan to any participant for any fiscal year shall be the lesser of $2 million (two million dollars) or 200% of the participant's annualized base remuneration at the end of the fiscal year.

         (c) The Committee in its sole and absolute discretion may reduce but not increase the amount of an Award otherwise payable to a participant upon attainment of the performance goal or goals established for a fiscal year.

         (d) A participant's performance must be satisfactory, regardless of Company performance, before he or she may be paid an incentive Award.

         (e) To the extent permitted under regulations issued under Code Section 162(m), in the event the performance goals for a fiscal year are attained, the Committee, in its discretion, may grant all or such portion of an incentive Award for the year as it deems advisable to a participant (or his or her beneficiary in the case of his death) who is employed or who is promoted to an Executive Officer position covered by this Plan during the year, or whose employment is terminated during the fiscal year, or who suffers a permanent disability.

7.       PAYMENT OF AWARDS.

         (a) Each participant shall be paid the Award solely in cash as soon as practicable following grant of the Award by the Committee.

         (b) Prior to the end of the fiscal year, each participant may elect to have the payment of all or a portion of his or her incentive Award, if any, for the year deferred until the earliest to occur of his or her retirement, death, disability, resignation, termination of employment or other date selected by the participant. The election shall be irrevocable and shall be made on a form prescribed by the Committee. The election shall apply only to that fiscal year. If a participant has not made an election, any incentive Award for that year shall be paid pursuant to Section 7(a).

         (c) The Company shall establish and maintain book entry accounts for each participant who has elected deferral. Interest shall accrue on the deferred incentive Award to the date of distribution, and shall be credited to the participant deferred accounts annually at the time Awards are paid until payment is actually made. Interest will be set at the rate for long term A-rated corporate bonds, as reported by the investment banking firm of Salomon Brothers Inc. of New York City (or such other investment banking firm as the Committee may specify during the first week of each calendar year). The interest rate will be reset at the beginning of each calendar year.

         (d) The deferred incentive Awards are an unfunded obligation of the Company.

         (e) At the time of termination of employment by reason of retirement or disability of a participant who has elected to defer an incentive Award, the participant may irrevocably elect to have the balance of his or her deferred Award plus accrued interest paid to him or her in periodic, annual installments over a period of ten (10) years. Payments shall commence or be made annually on a day that is within thirty (30) days of the anniversary date following the participant's retirement or disability.

         (f) The Committee, in its sole discretion, may accelerate the payment of the unpaid balance of a participant's deferred Award upon its determination that the participant has incurred a severe and unexpected financial hardship. The Committee in making its determination may consider such factors and require such information as it deems appropriate.

8.       TAX WITHHOLDING.

The Company shall have the right to deduct applicable taxes from any Award payment.

9.       AMENDMENT, MODIFICATION, SUSPENSION
         OR DISCONTINUANCE OF THIS PLAN.

The Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation. No amendment, suspension, termination or discontinuance may impair the right of a participant or his or her designated beneficiary to receive any Award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension, termination or discontinuance.

10.      TERMINATION OF EMPLOYMENT.

If the employment of a participant terminates, other than pursuant to paragraphs
(a) and (b) of this Section 10, all unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise.

         (a) RETIREMENT - When a participant's employment terminates as a result of retirement, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the vesting of any Award may be accelerated.

         (b) DEATH OR DISABILITY OF A PARTICIPANT.

             (i) In the event of a participant's death, the participant's estate or beneficiaries shall have a period up to the expiration date specified in the Award Agreement within which to receive any outstanding Award held by the participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the participant; if none, then (b) to a legal representative of the participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the participant were living.

             (ii) In the event a participant is disabled, Awards and rights to any such Awards may be paid to the participant.

             (iii) After the death or disability of a participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; (b) accelerate any or all installments and rights; and (c) instruct the Company to pay the total of any accelerated payments in a lump sum to the participant, the participant's estate, beneficiaries or representative.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (b) of Section 10, the Committee's determinations shall be binding and conclusive.

11.      CANCELLATION AND RESCISSION OF AWARDS.

Unless the Award Agreement specifies otherwise, the Committee may cancel any unpaid Awards at any time if the participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan. Awards may also be cancelled if the Committee determines that the participant has at any time engaged in activity harmful to the interest of or in competition with the Company.

12.      NONASSIGNABILITY.

No Award or any other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

13.      UNFUNDED PLAN.

The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Award under the Plan. Any liability of the Company to any participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

14.  NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

15.  EFFECTIVE DATE.

The Plan shall become effective on May 29, 1994. The Committee may terminate or suspend the Plan at any time. No awards may be made while the Plan is suspended or after it is terminated.

                       NATIONAL SEMICONDUCTOR CORPORATION

                           DIRECTOR STOCK OPTION PLAN

   (as amended effective September 24, 1999, subject to stockholder approval)



1.       PURPOSE

         The purposes of the Director Stock Option Plan (the "Plan") of National Semiconductor Corporation (the "Corporation") are to promote the recruiting and retention of highly qualified individuals to serve in the capacity of non-employee members of the Board of Directors of the Corporation ("Directors") and to strengthen the commonality of interest between Directors and stockholders.

2.       NON-QUALIFIED OPTIONS

         It is intended that options to purchase shares of the Corporation's $.50 par value common stock (the "Common Stock") granted under this Plan shall constitute non-qualified or non-statutory stock options, and not incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

3.       STOCK SUBJECT TO THE PLAN

         There will be reserved for issue upon the exercise of options granted under the Plan 1,000,000 shares of the Corporation's Common Stock, subject to adjustment as provided in Paragraph 7, which may be unissued shares, reacquired shares, or shares bought on the market. If any option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for the purposes of the Plan (unless the Plan shall have been terminated).

4.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Paragraph 6.

5.       ELIGIBILITY

         Options may be granted only to non-employee Directors.

6.       TERMS OF OPTION AND OPTION AGREEMENTS

         Each option shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to all of the applicable following provisions:

         (a) The purchase price under each option granted shall be 100% of fair market value on the date of grant. The fair market value on the date of grant shall be the opening price of the Common Stock on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the first previous date on which there was such trading).

         (b) Options shall be granted automatically and without further action by the Board of Directors to all eligible Directors as follows: (i) on the date of the adoption of the Plan by the Corporation's stockholders, each eligible Director shall be granted an option to purchase 10,000 shares of Common Stock;
(ii) each person who becomes an eligible Director after the date of adoption of the Plan shall be granted an option to purchase 10,000 shares of Common Stock on the date of the appointment of such person to the Board of Directors; and (iii) each eligible Director shall be granted an additional option to purchase 10,000 shares of Common Stock on the date of each subsequent election of such person to the Board of Directors by the stockholders.

         (c) The term of the non-qualified stock options granted under this Plan shall be ten years and one day from the date the option was granted.

         (d) Options shall become fully exercisable six months after the date of grant.

         (e) An option may not be exercised to any extent, either by the person to whom it was granted, or by any person after his death, unless the person to whom the option was granted has remained as a Director of the Corporation for not less than six months from the date when the option was granted.

         (f) The Corporation, during the terms of options granted under the Plan, at all times will keep available the number of shares of stock required to satisfy such options.

         (g) The Corporation will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy such options. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance and sale of its stock to satisfy such options shall relieve the Corporation from any liability for failure to issue and sell stock to satisfy such options pending the time when such authority is obtained or is obtainable.

         (h) Neither a person to whom an option is granted nor his legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option pursuant to the terms thereof.

         (i) An option shall not be transferable except by will or by the laws of descent and distribution, and during the lifetime of the person to whom the option is granted he alone may exercise it.

         (j) An option shall terminate and may not be exercised if the person to whom it is granted ceases to be a Director of the Corporation, except (subject nevertheless to the last sentence of this subparagraph (j)): (1) if his status as a Director is terminated for any reason other than (i) retirement, (ii) permanent disability, or (iii) death, he may exercise his option to the extent that he was entitled to exercise such option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if he shall die within the period of three (3) months following the date of such termination without having exercised such option, his option may be exercised within a period of one year following his death by the person or persons to whom his rights under the option pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; or (2) if his status as a Director is terminated by (i) retirement,
(ii) permanent disability, or (iii) death, his option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by him, or in the event of his death, by the persons to whom his rights under the option shall pass by will or by the laws of descent or distribution. Nothing contained in this subparagraph (j) is intended to extend the stated term of the option and in no event may an option be exercised by anyone after the expiration of its stated term.

         (k) Nothing in this Plan or in any option granted hereunder shall confer on any optionee any right to continue as a Director of the Corporation.

         (l) If an option agreement is not executed by the optionee and returned to the Corporation on or prior to ninety (90) days after the date the option is granted, such option shall terminate.

         (m)  The following definitions shall apply for purposes of this Plan:

              (1) "retirement": termination as a Director after reaching age sixty-five (65) or after reaching age fifty-five (55) and the optionee's age plus years of service as a Director is sixty-five
         (65) or more;

              (2) "permanent disability": a permanent and total incapacity to perform any services as a Director.

7.       ADJUSTMENT IN NUMBER OF SHARES AND IN OPTION PRICE

         In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for option, as well as the shares subject to any option and the option price thereof, shall be appropriately adjusted, provided that the number of shares subject to any option shall always be a whole number.

8.       PAYMENT OF PURCHASE PRICE AND WITHHOLDING TAXES

         (a) The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash, or paid in full in Common Stock of the Corporation and valued at fair market value on the date of exercise or a combination of cash and Common Stock. Fair market value on the date of exercise is the opening price of the Common Stock on the New York Stock Exchange on such date, or if there shall be no trading on such date, then on the first previous date on which there was such trading.

         (b) All or part of required withholding taxes that may be due upon the exercise of an option, up to the highest marginal rates then in effect, may be paid by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be valued at the fair market value of the Corporation's Common Stock on the date of exercise as defined herein.

9.       AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

         (a) The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law; provided, however, that the provisions of Paragraphs 5, 6(a), 6(b), 6(c), 6(d), 6(e) and 6(j) of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The Board will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Corporation's stock is listed or other applicable law or regulation.

         (b) The Plan shall continue in effect unless sooner terminated. An option may not be granted while the Plan is suspended or after it is terminated.

         (c) Subject to the limitations of Paragraph 9, the rights and obligations under any options granted while the Plan is in effect shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the option was granted or to whom rights under an option shall have passed by will or by the laws of descent and distribution.

10.      EFFECTIVE DATE

         The Plan shall become effective on June 26, 1997, subject to approval by the stockholders of the Corporation within twelve months after such date. No option shall be granted under the Plan until the Plan has been approved by the stockholders of the Corporation.

                                 DETACH HERE

                                    PROXY

                         NATIONAL SEMICONDUCTOR CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             1999 ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 1999

The undersigned acknowledges receipt of (a) Notice of 1999 Annual Meeting of the Stockholders of the Company to be held on September 24, 1999, (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended May 30, 1999. Brian L. Halla and John M. Clark III, or either of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of National Semiconductor Corporation (the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held in the Oak/Fir Ballrooms of the Doubletree Hotel, 2050 Gateway Place, San Jose, California on September 24, 1999 or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON EACH ITEM AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE
SIDE.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE

NATIONAL SEMICONDUCTOR CORP.
1090 KIFER ROAD
M/S 16-140
SUNNYVALE, CA 94086-3737


VOTE BY TELEPHONE
-----------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683). FOR SHAREHOLDERS RESIDING OUTSIDE THE UNITED STATES CALL COLLECT ON A TOUCH-TONE PHONE 1-201-638-8073.

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE RECORDED INSTRUCTIONS.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2.   GO TO THE WEBSITE
     http://www.eproxyvote.com/nsm

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE INSTRUCTIONS PROVIDED.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/nsm anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                   DETACH HERE


[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

1.   ELECTION OF DIRECTORS.
     Nominees: (01) Brian L. Halla, (02) Gary P. Arnold, (03) Robert J. Frankenberg, (04) E. Floyd Kvamme, (05) Modesto A. Maidique, (06) Edward
     R. McCracken, (07) Donald E. Weeden.

               [ ] FOR          [ ] WITHHELD

                                                    MARK HERE FOR ADDRESS  [ ]
                                                    CHANGE AND NOTE BELOW

     ----------------------------------------------------------------------
     Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

2. To approve the addition of 5,000,000 shares of Common Stock to the Employees Stock Purchase Plan.

               FOR            AGAINST        ABSTAIN
               [ ]              [ ]            [ ]

3.   To approve the Executive Officer Incentive Plan goals.

               FOR            AGAINST        ABSTAIN
               [ ]              [ ]            [ ]

4. To approve an amendment to the Director Stock Option Plan to provide for annual grants of 10,000 shares.

               FOR            AGAINST        ABSTAIN
               [ ]              [ ]            [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

In their discretion the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

Signature: ____________________________________  Date: ________________________

Signature: ____________________________________  Date: ________________________